                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        STANDARD MOTOR PRODUCTS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
MAY 25, 1995

                                                                  April 25, 1995

To the Shareholders of
STANDARD MOTOR PRODUCTS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STANDARD MOTOR PRODUCTS, INC. (the "Company") will be held at the offices of Chemical Bank, 270 Park Avenue, New York, New York 10017, on Thursday, the 25th day of May, 1995 at 2:00 o'clock in the afternoon (New York Time) for the following purposes:

     1. To elect nine directors of the Company, all of whom shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

     2. To transact such other business as may properly come before the meeting.

     Whether or not you plan to attend the Meeting, please vote, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and return it to the Company, in the preaddressed envelope, to which no postage need be affixed, if mailed in the United States.


                                              By Order of the Board of Directors

                                                                     SANFORD KAY
                                                                       Secretary

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS
ON APRIL 14, 1995 WILL BE ENTITLED TO NOTICE OF OR TO VOTE AT
THE MEETING, OR ANY ADJOURNMENT THEREOF

STANDARD MOTOR PRODUCTS, INC.
                         37-18 NORTHERN BOULEVARD * LONG ISLAND CITY, N.Y. 11101


MANAGEMENT PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 25, 1995

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the annual meeting of the shareholders of the Company to be held on May 25, 1995, or at any adjournment thereof. Proxy material is being mailed on April 25, 1995 to the Company's approximately 1,000 shareholders of record. The total number of shares outstanding and entitled to vote on April 14, 1995, is:

     Common Stock   . . . . . . . . . . . . .      13,122,826

The purposes of the annual meeting are: (1) to elect nine directors, and (2) to transact such other business as may properly come before the meeting and at any adjournment thereof.

1. ELECTION OF DIRECTORS

     At the annual meeting, nine directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Unless otherwise specified in the proxy, the shares represented by the proxy hereby solicited will be voted by the persons designated as proxies for the persons named below, all of whom are now directors of the Company. Should any of these nominees become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of the remaining nominees named and for such substitute nominees as the management may recommend.

     The nominees are: Bernard Fife, Nathaniel L. Sills, Arlene R. Fife, Ruth
F. Sills, John L. Kelsey, Robert J. Swartz, William H. Turner, Lawrence I. Sills and Arthur D. Davis.

INFORMATION WITH RESPECT TO NOMINEES
AND MAJOR SHAREHOLDERS

     Information with respect to each nominee is set forth in Chart "A" on page
2. Additional information with respect to major shareholders of the Company, including their percentage ownership in the Company's voting stock is set forth in Chart "B" on page 3.

     Shares of Common Stock of the Company owned outright by Bernard Fife and Arlene R. Fife, his wife, together with shares held as trustee for or owned by Fife family members aggregate 2,408,557 shares (18.4%). Shares of the Common Stock of the Com-pany owned outright by Nathaniel L. Sills and Ruth F. Sills, his wife, together with shares held as trustee for or owned by Sills family members aggre-gate 2,541,366 shares (19.4%). The 244,125 shares of Common Stock owned by charitable foundations of which Messrs. Fife and Sills are trustees represent 1.9% of the total outstanding voting securities of the Company.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994 all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                      CHART A--INFORMATION ABOUT NOMINEES

                                                                                               HAS         SHARES OF COMMON STOCK
                                                       OFFICE WITH COMPANY AND                SERVED     BENEFICIALLY OWNED DIRECTLY
                                                        PRINCIPAL OCCUPATION               AS DIRECTOR       OR INDIRECTLY AS OF
           NAME                  AGE                 DURING THE PAST FIVE YEARS               SINCE            MARCH 15, 1995*
- ------------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . .     79    Co-Chairman and Director of the Company                 1947       239,520 (1)(7)(13)
                                                                                                           318,632 (2)(3)
Nathaniel L. Sills  . . . . .     87    Co-Chairman and Director of the Company                 1946       139,880 (1)(7)(14)
                                                                                                           335,507 (2)(4)
Arlene R. Fife  . . . . . . .     72    Director of the Company (5)                             1960       193,958 (13)
                                                                                                           323,437 (2)(3)
Ruth F. Sills . . . . . . . .     84    Director of the Company (6)                             1960       124,690 (14)
                                                                                                           289,687 (2)(4)
Lawrence I. Sills . . . . . .     55    President and Director of the Company (8)               1986       497,385 (7)(14)
Arthur D. Davis . . . . . . .     47    Director of the Company (9)                             1986        45,879 (7)
John L. Kelsey  . . . . . . .     69    Director of the Company;                                1964         1,125
                                           Advisory Director (Retired), Paine Webber Inc. (10)
Robert J. Swartz  . . . . . .     69    Financial Consultant;                                   1992            --
                                           Former Senior Partner of KPMG Peat Marwick LLP (11)
William H. Turner . . . . . .     55    Director of the Company;                                1990         1,000
                                           Senior Executive Vice President,
                                           Chemical Banking Corporation (12)
- ------------------------------------------------------------------------------------------------------------------------------------

 (1) Excludes 184,125 shares of Common Stock held in a charitable foundation of which Messrs. Fife and Sills are trustees.

 (2) Shares are subject to family trusts in which beneficial ownership is disclaimed.

 (3) Nathaniel L. Sills is co-trustee.

 (4) Bernard Fife is co-trustee.

 (5) Arlene R. Fife is the wife of Bernard Fife.

 (6) Ruth F. Sills is the wife of Nathaniel L. Sills and the sister of Bernard Fife.

 (7) Excludes allocated shares held by Trustee under the Company's ESOP.

 (8) Lawrence I. Sills is an adult son of Nathaniel L. Sills. He was appointed President of the Company in May 1986. Prior to that he had been Vice President, Operations of the Company since January 1983. At that time his responsibilities included the direction of the Champ Service Line Division, the Four Seasons Division and the Company's engineering and marketing areas. On January 1, 1986, Mr. Sills was given responsibility for all other areas of the Company including finance, manufacturing and distribution.

 (9) Arthur D. Davis is an adult son-in-law of Bernard Fife. He was appointed Vice President, Materials Management of the Company in May 1986 and held that position until January 1989 when he resigned this position. Mr. Davis presently performs special projects at the direction of the President or the Board of Directors of the Company.

(10) Mr. Kelsey has retired but continues his association, in a consulting capacity, with Paine Webber Inc. His previous responsibilities at Paine Webber Inc. included all facets of investment banking. He is also a director of Federal Paper Board Co. Inc. and Box Energy Corporation.

(11) Mr. Swartz was a senior partner in the accounting firm KPMG Peat Marwick (and predecessor firms) for more than five years. On March 31, 1991 Mr. Swartz retired from KPMG Peat Marwick and is currently working as an independent financial consultant. He is also a director of Victoria Creations, Inc., United Merchants & Manufacturers, Inc. and Bed Bath & Beyond, Inc.

(12) Mr. Turner assumed his present position on December 31, 1991 when Chemical Banking Corporation merged with Manufacturers Hanover Corporation. He is responsible for middle market banking, private banking and the Corporation's New Jersey Operations. In the latter capacity, he is chairman, chief executive officer and a director of Chemical New Jersey Holdings, Inc. Mr. Turner is also one of two Chemical Directors of The CIT Group. Prior to December 31, 1991, Mr. Turner was Vice Chairman and Director of Chemical Bank and was responsible for the Corporation's regional banking activities in New York, New Jersey and Connecticut.

(13) Excludes 20,000 shares of Common Stock held in the Fife Family Foundation.

(14) Excludes 40,000 shares of Common Stock held in the Sills Family
     Foundation.

* Mr. and Mrs. Fife and Mr. and Mrs. Sills disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

      CHART B--HOLDINGS OF MANAGEMENT AND OF HOLDERS OF 5% OR MORE OF ANY
                    CLASS OF THE COMPANY'S VOTING SECURITIES

                                                                                      AMOUNT AND
                                                                                       NATURE OF
                                                                                      BENEFICIAL
                                 TITLE OF            ADDRESS OF                        OWNERSHIP                 PERCENT OF
                                   CLASS          BENEFICIAL OWNER               AS OF MARCH 15, 1995*              CLASS
- ----------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . .     Common     37-18 Northern Boulevard             239,520 (1)(7)(10)                1.83
                                  Common     Long Island City, N.Y.               318,632 (2)(3)                    2.43
Nathaniel L. Sills  . . . . .     Common     37-18 Northern Boulevard             139,880 (1)(7)(11)                1.07
                                  Common     Long Island City, N.Y.               335,507 (2)(4)                    2.56
Arlene R. Fife (5)  . . . . .     Common     37-18 Northern Boulevard             193,958 (10)                      1.48
                                  Common     Long Island City, N.Y.               323,437 (2)(3)                    2.46
Ruth F. Sills (6) . . . . . .     Common     37-18 Northern Boulevard             124,690 (11)                       .95
                                  Common     Long Island City, N.Y.               289,687 (2)(4)                    2.20
John L. Kelsey  . . . . . . .     Common     P.O. Box 8264                          1,125                            .01
                                             Vero Beach, FL
William H. Turner . . . . . .     Common     270 Park Avenue                        1,000                            .01
                                             New York, N.Y.
Lawrence I. Sills (8) . . . .     Common     37-18 Northern Boulevard             497,385 (7)(11)                   3.79
                                             Long Island City, N.Y.
Arthur D. Davis (9) . . . . .     Common     37-18 Northern Boulevard              45,879 (7)                        .35
                                             New York, N.Y.
Directors and Officers as a
  Group (nineteen persons)  .                                                   2,533,250                          19.30
Others:
  Glickenhaus & Co. . . . . .     Common     Six East 43rd St.                    935,800                           7.13
                                             New York, N.Y.
  Lazard Freres & Co. . . . .     Common     One Rockefeller Plaza                684,115                           5.21
                                             New York, N.Y.
Gabelli Funds, Inc. . . . . .     Common     One Corporate Center                 667,267                           5.08
                                             Rye, N.Y.
- ---------------------------------------------------------------------------------------------------------------------------

 (1) In addition Messrs. Bernard Fife and Nathaniel L. Sills are trustees of a charitable foundation which owns 184,125 shares of Common Stock.

 (2) Shares are subject to family trusts in which beneficial ownership is disclaimed.

 (3) Nathaniel L. Sills is co-trustee.

 (4) Bernard Fife is co-trustee.

 (5) Arlene R. Fife is the wife of Bernard Fife.

 (6) Ruth F. Sills is the wife of Nathaniel L. Sills and the sister of Bernard Fife.

 (7) Excludes allocated shares held by Trustee under the Company's ESOP.

 (8) Lawrence I. Sills is an adult son of Nathaniel L. Sills.

 (9) Arthur D. Davis is an adult son-in-law of Bernard Fife.

(10) In addition Mr. and Mrs. Bernard Fife are trustees of the Fife Family Foundation which owns 20,000 shares of Common Stock.

(11) In addition Mr. and Mrs. Nathaniel L. Sills and Lawrence I. Sills are trustees of the Sills Family Foundation which owns 40,000 shares of Common Stock.

* Mr. and Mrs. Bernard Fife and Mr. and Mrs. Nathaniel L. Sills disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

MEETINGS OF THE BOARD OF DIRECTORS
AND ITS COMMITTEES

     In the last full fiscal year the total number of meetings of the Board of Directors, including regularly scheduled and special meetings was five.

     The Company has a Compensation Committee and an Audit Committee of the Board of Directors, each consisting of three independent outside directors. The members of both committees are John L. Kelsey, Robert J. Swartz and William H. Turner. The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Co-Chief Executive Officers and the named executive officers appearing in the Summary Compensation Table on page 5, to administer the Company's Stock Option Plan and to review the Company's compensation policies for all executive officers. The Compensation Committee was established in late 1992 and held two meetings in 1994. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the professional services furnished by the independent auditors to the Company and their Management Letter with comments on the Company's internal accounting controls. The Audit Committee met three times in 1994. The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole, which considers all recommendations for potential nominees.

     Directors who are not officers or related to officers are paid a retainer of $10,000 and receive $1,000 for each Regular, Audit Committee and Compensation Committee meeting they attend. Mrs. Arlene Fife and Mrs. Ruth Sills receive $500 for each meeting they attend. All other directors receive no payment for the fulfillment of their directorial responsibilities.

CERTAIN TRANSACTIONS

     During the year 1994, the Company, from time to time, borrowed monies on a short-term basis from Chemical Bank under a line of credit. Such borrowings were evidenced by notes which bore interest at rates which varied between 3.55% and 7.01% per annum depending on the time of the borrowing. In 1994 the Company had no compensating balance requirements from Chemical Bank. Short-term borrowing from Chemical Bank fluctuated from $0 to $29,000,000. The largest principal amount of such notes outstanding at any month-end during the year was $20,200,000. The aggregate amount of interest paid to Chemical Bank during the year was approximately $418,000.

     In addition, on March 10, 1989 the Company entered into an agreement with Chemical Bank to finance the purchase, on the open market, of 1,000,000 shares of the Company's Common Stock in connection with the Company's Employee Stock Ownership Plan (ESOP) which was established in January 1989. Under this agreement the Company borrowed $16,729,000 payable in equal annual installments through 1998. As of December 20, 1991, Chemical Bank and NBD Bank, N.A. entered into an Assignment Agreement wherein Chemical Bank assigned all of its right, title and interest in the March 10, 1989 ESOP financing agreement to NBD Bank, N.A. At April 25, 1995, the Company's indebtedness to NBD Bank, N.A. under this agreement was $5,033,571. Interest on this loan agreement is the lower of 91% of the prime rate, or 91% of the "LIBOR" plus 1.092%. The Company and Chemical Bank are parties to an interest rate swap agreement to reduce the impact of changes in interest rates on the ESOP loan agreement. The swap agreement modifies the interest rate on loan agreement notional indebtedness adjusting favorably or unfavorably for the spread between 77.52% of the 3-month reserve unadjusted "LIBOR" and 7.69%.

     During 1994 four executive officers, Steven Brown, Vice President, Champ Service Line Division, Nitin Parikh, Vice President, Information Services, Michael J. Bailey, Vice President, Finance; Chief Financial Officer and Joseph
G. Forlenza, Vice President and General Manager, Standard Division were indebted to the Company as a result of loans made by the Company to these officers. Mr. Brown had two loans outstanding. The first loan, in 1982, was related to his relocation upon employment with the Company and was at the prime rate of interest. In 1994 the largest amount of this indebtedness was $34,021. At March 31, 1995, the amount of that indebtedness was $28,349. The second loan, in the amount of $571,200, was made in 1993 as a non-interest bearing bridge loan resulting from Mr. Brown's relocation to the vicinity of the Company's Kansas facility (headquarters of the Champ Service Line Division). In January 1994, Mr. Brown's Connecticut home was sold and the bridge loan was repaid. In June 1993, a $150,000 loan was made to Mr. Parikh, to assist in the financing of a relocation of his principal residence, at an interest rate of 31/2%. This loan was repaid in February 1994. In 1994 officers of the

Company were granted stock options under the Company's 1994 Omnibus Stock Option Plan. These grants required, among other things, that the grantees attain, by May 3, 1996, a Common Stock ownership position with a market value equal to 50% of the grantee's base salary. The Compensation Committee permitted the Company to make available to each grantee a loan for up to 75% of his stock ownership requirement at a fixed rate of interest equal to the Company's short-term interest rate the day the loan is made. The Committee also required that any loan made for the above purpose must be repaid within four years and must be collateralized by the Common Stock acquired with the loan proceeds. In 1994 Mr. Bailey and Mr. Forlenza borrowed $61,000 and $88,875 respectively, for the purchase of the Company's Common Stock to meet the above-mentioned stock ownership requirement. At March 31, 1995 the amount of this indebtedness was $52,765 and $83,821, respectively.

     During 1994, the Company's Four Seasons Division purchased a portion of its remanufacturing component requirements (approximately $3,000,000) from Recore Automotive, Incorporated. The owner of Recore Automotive is a member of the immediate family of the Vice President, Four Seasons Division, Mr. Stanley Davidow. The purchases made from Recore Automotive are within the Company's guidelines for transactions with related parties, which requires that any such transactions be conducted on an arm's length basis.

EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation for the Co-Chief Executive Officers and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                             COMPENSATION        ALL OTHER
                                                              ANNUAL COMPENSATION               AWARDS          COMPENSATION
                    NAME AND                    ----------------------------------------------------------------------------------
                    PRINCIPAL                                                    OTHER      STOCK OPTIONS
                    POSITION                    YEAR      SALARY     BONUS  COMPENSATION (1)   GRANTED       (2)             (3)
- ----------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . . . . . .       1994     $259,000  $130,000       $             30,000     $ 9,062         $12,858
   Co-Chief Executive Officer,                  1993      244,000   120,000                     10,000      10,001          21,008
   Co-Chairman of the Board and Director        1992      234,000   100,000                         --      24,546          11,550
Nathaniel L. Sills  . . . . . . . . . . .       1994      259,000   130,000                     30,000      (2,832)         12,858
   Co-Chief Executive Officer,                  1993      244,000   120,000                     10,000        (670)         21,008
   Co-Chairman of the Board and Director        1992      234,000   100,000                         --      (1,010)         11,550
Lawrence I. Sills . . . . . . . . . . . .       1994      278,000   130,000                     30,000                      32,716
   President, Chief Operating                   1993      263,000   100,000                     10,000                      21,008
   Officer and Director                         1992      246,000    48,000                         --                      11,550
Joseph Forlenza . . . . . . . . . . . . .       1994      240,000   131,138                     20,000                      30,514
   Vice President/                              1993      225,000   110,143                         --                      21,008
   General Manager Standard Division            1992      198,000    69,300                      8,000                      11,550
Daniel Carboni  . . . . . . . . . . . . .       1994      230,000   117,220                     20,000                      26,473
   Vice President/                              1993      225,000    89,403                         --                      18,798
   General Manager EIS Brake                    1992      220,000    61,350                      8,000                       8,645
     Parts Division
Stanley Davidow . . . . . . . . . . . . .       1994      230,000   110,019                     20,000                      28,166
   Vice President/                              1993      215,000    98,753                         --                      20,978
   General Manager Four Seasons Division        1992      195,000    56,860                      8,000                      11,520
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.

(2) Includes accruals to fund a widows death benefit program which provides for payments of $2,500 per month (as adjusted for cost of living increases from 1977) payable to the widows of Messrs. B. Fife and N. L. Sills and, in 1992, premiums paid by the Company for life insurance, on the lives of Messrs. B. Fife and N. L. Sills, in the amount of $200,000 each, payable to designated beneficiaries.

(3)  Company contributions to Profit Sharing, 401K, ESOP and SERP programs.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                                            POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                                                                                              ANNUAL RATES OF
                                                                                                             STOCK APPRECIATION
                                                                  INDIVIDUAL GRANTS                         FOR OPTION TERM (2)
- ----------------------------------------------------------------------------------------------------------------------------------
                                                             % OF TOTAL
                                                            OPTIONS/SARS
                                             OPTIONS/        GRANTED TO    EXERCISE OR
                                               SARS         EMPLOYEES IN    BASE PRICE    EXPIRATION
                      NAME                 GRANTED (#)      FISCAL YEAR       ($/SH)       DATE (1)            5%           10%
- ----------------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . . . . . . . .     30,000            12.0%         $16.39    5/2/00-5/2/03       $135,760      $300,132
Nathaniel L. Sills  . . . . . . . . . . .     30,000            12.0%          16.39    5/2/00-5/2/03        135,760       300,132
Lawrence I. Sills . . . . . . . . . . . .     30,000            12.0%          16.39    5/2/00-5/2/03        135,760       300,132
Joseph Forlenza . . . . . . . . . . . . .     20,000             8.0%          16.39    5/2/00-5/2/03         90,504       200,088
Daniel Carboni  . . . . . . . . . . . . .     20,000             8.0%          16.39    5/2/00-5/2/03         90,504       200,088
Stanley Davidow . . . . . . . . . . . . .     20,000             8.0%          16.39    5/2/00-5/2/03         90,504       200,088
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Stock option grants expire at the rate of 25% of the total grant on May 2nd of each year beginning May 2, 2000.

(2) The dollar amounts under these columns are the result of calculations at five percent and ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

OPTION EXERCISES AND HOLDINGS

     The following table provides information with respect to option exercises in 1994 by the Named Officers and the value of such Officers' unexercised options at December 31, 1994.

                      AGGREGATED OPTION EXERCISES IN 1994
                      AND DECEMBER 31, 1994 OPTION VALUES

                                                             NUMBER OF SHARES UNDERLYING       VALUE OF UNEXERCISED
                                  SHARES                        UNEXERCISED OPTIONS AT       IN-THE-MONEY OPTIONS AT
                               ACQUIRED ON       VALUE             FISCAL YEAR-END             FISCAL YEAR-END (2)
       NAME                      EXERCISE     REALIZED (1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------------------------------------------------------------------------------------------------------
Bernard Fife  . . . . . . . .         --                        10,000         30,000         $11,875       $100,800
Nathaniel L. Sills  . . . . .         --                        10,000         30,000          11,875        100,800
Lawrence I. Sills . . . . . .         --                        10,000         30,000          11,875        100,800
Joseph Forlenza . . . . . . .         --                            --         20,000              --         67,200
Daniel Carboni  . . . . . . .      3,000        $39,375             --         20,000              --         67,200
Stanley Davidow . . . . . . .         --             --             --         20,000              --         67,200
- -------------------------------------------------------------------------------------------------------------------------

(1) Market value of underlying securities on date of exercise, minus the exercise price.

(2) Market value of unexercised options is based on the closing price of the Company's Common Stock on the New York Stock Exchange of $19.75 per share on December 30, 1994 (the last trading day of 1994), minus the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Company's Compensation Committee of the Board of Directors was established in late 1992. The Committee is responsible for approving the compensation packages (salary and bonus) of the Co-Chief Executive Officers and the named executive officers appearing in the Summary Compensation Table on page 5, for administering the Company's 1994 Omnibus Stock Option Plan and for reviewing the Company's compensation policies for all executive officers. These policies include annual base salary, a formal MBO bonus program which consists of both Company earnings goals and individual goals, and stock options.

     Under the MBO bonus program, which was instituted in 1987, the bonuses of the Co-Chief Executive Officers and the Chief Operating Officer are based solely on Company earnings. The goals of the other executive officers are based one-half on individual goals approved by the Chief Operating Officer and one-half on Company earnings.

     The MBO bonus program created a direct connection between Company performance and executive compensation while the executives are given strong incentives for long-term future performance by the granting, from time to time, of stock options. These stock options, which require a holding period before they can be exercised, have value for executives only if the Company's stock price increases above the option grant price, which is set at the market price on the date of each grant.

     As a matter of Company policy, the compensation of the current Co-Chief Executive Officers has consisted of a relatively modest base salary, a regular bonus separate from the MBO program and a bonus under the MBO program. Accordingly, for the years 1992 through 1994, the average percentage increase from the prior year for base salary plus regular bonus for these officers was 3.6%.

     The Committee's decisions concerning the Company's compensation policies for all executive officers were made in the context of their individual and corporate responsibilities, historical practice and the competitive environment.

                                                       Submitted by:
                                                            John L. Kelsey
                                                            Robert J. Swartz
                                                            William H. Turner

                          FIVE YEAR PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      FOR STANDARD MOTOR PRODUCTS, INC. S&P 500 INDEX AND A PEER GROUP (1)


                                   [CHART]

            SMP              S&P             PEER
                                             GROUP
1989        100              100             100
1990        53               97              80
1991        70               126             93
1992        95               136             132
1993        183              150             197
1994        140              152             149

Assumes $100 invested on December 31, 1989 in Standard Motor Products, Inc. Common Stock, S&P 500 Index and a Peer Group (1).

* Total Return assumes reinvestment of dividends.

(1) The Peer Group companies consist of Echlin Inc., Federal-Mogul Corporation, Dana Corporation, SPX Corporation, MascoTech, Inc., Genuine Parts Company and Arvin Industries, Inc.

INFORMATION AS TO VOTING SECURITIES

     Holders of shares of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on April 14, 1995. On such date 13,122,826 shares of Common Stock were outstanding and entitled to vote.

     The close of business on April 14, 1995 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and vote at, the annual meeting of shareholders of the Company to be held on May 25, 1995.

VOTING AND REVOCATION OF PROXIES

     The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted for the election of the named nominees to the Company's Board of Directors. Proxies are revocable at any time before they are exercised by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting of Shareholders and voting in person or by notifying the Company that it is revoked.

METHOD AND EXPENSE OF PROXY SOLICITATION

     The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

     The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the names of nominees, their expenses for sending proxy material to principals for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed KPMG Peat Marwick LLP to audit the accounts of the Company for the fiscal year ending December 31, 1995. Management does not believe it is necessary for shareholders to ratify this appointment due to the satisfactory services of KMPG Peat Marwick LLP, in the prior year. There is no requirement under Federal or New York law that the appointment of independent auditors be approved by shareholders. Management's recommendation for the appointment of KMPG Peat Marwick LLP was unanimously approved by the Audit Committee of the Board of Directors consisting of Messrs. Kelsey, Turner and Swartz.

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Company's 1996 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Long Island City, New York, by January 4, 1996 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

GENERAL

     The Company's 1994 Annual Report has been mailed to shareholders. A copy of the Company's Annual Report on Form 10-K will be furnished to any shareholder who requests the same free of charge (except for Exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)

OTHER MATTERS

     As of the date of this proxy statement, the management knows of no matters other than Proposal 1 and the election of directors to come before the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote all proxies not marked to the contrary in accordance with their judgment on such matters.

                                              By Order of the Board of Directors

                                                                     SANFORD KAY
                                                                       Secretary


Dated: April 25, 1995

[STANDARD MOTOR LOGO]


                         STANDARD MOTOR PRODUCTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of STANDARD MOTOR PRODUCTS, INC. (the "Company") hereby appoints BERNARD FIFE and NATHANIEL L. SILLS, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote as designated below, all of the shares of the Company's Common Stock held of record by the undersigned on April 14, 1995 at the annual meeting of shareholders of the Company to be held on May 25, 1995, or at any adjournment thereof.

1. Election of Directors
     / / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for any individual nominee listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

          Bernard Fife, Nathaniel L. Sills, Arlene R. Fife, Ruth F. Sills, John L. Kelsey, Robert J. Swartz, William H. Turner, Lawrence I. Sills and Arthur D. Davis

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                      PLEASE DATE AND SIGN ON REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES ON THE REVERSE SIDE.

                                        DATE :.................1995

                                        ...........................
                                        SIGNATURE

                                        ...........................
                                        SIGNATURE IF HELD JOINTLY

                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                        HEREON. WHEN SHARES ARE HELD BY
                                        JOINT TENANTS, BOTH SHOULD SIGN. WHEN
                                        SIGNING AS ATTORNEY, AS EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE AS SUCH. IF A
                                        CORPORATION, PLEASE SIGN IN FULL
                                        CORPORATE NAME BY PRESIDENT OR OTHER
                                        AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                        PLEASE SIGN IN PARTNERSHIP NAME BY
                                        AUTHORIZED PERSON.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE